Exhibit 10.2

EXHIBIT A

PROMISSORY NOTE

August 19, 2021 Reno, Nevada

FOR VALUE RECEIVED, the undersigned, UPD HOLDING CORP., a Nevada corporation (the “Maker” or the “Borrower”), hereby promises to pay to the order of COREY SHADER (the “Holder” or the “Lender”), the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) on the date hereof. Principal and interest at the rate of Twelve Percent (12.00%) per annum on the then outstanding principal balance of this Note shall be due and payable, as follows:

Interest Payments. Commencing on September 19, 2021 and on the 19th day of each month thereafter until the Maturity Date, accrued and unpaid interest only shall be due and payable.

Maturity Date. Unless earlier accelerated, the entire remaining unpaid principal balance, together with accrued but unpaid interest on this Promissory Note, if any, shall be due and payable, in full, on August 19, 2022 (the “Maturity Date”).

All payments received by Lender hereunder shall be applied first to costs, then to accrued but unpaid interest, and the remainder, if any, to principal. Borrower shall have the right to prepay all or a portion of this Promissory Note without the prior written consent of Lender, and with no pre-payment penalty. The Borrower shall pay to the Lender a late charge of five (5%) percent of any periodic installment of principal and/or interest not received by the Lender within five (5) days after the installment is due to cover the extra expense involved in handling delinquent payments, provided that collection of said late charge shall not be deemed a waiver by Lender of any of its rights under this Note. Notwithstanding the foregoing, there shall be no grace period or late charges for payments due on the outstanding principal balance due on the Maturity Date or upon acceleration, but such outstanding balance shall accrue interest at the Default Rate. The late charge payments are not interest. The late charge payment shall not be subject to rebate or credit against any other amount due. This Note is made in connection with that certain Loan Agreement by and between Borrower and Lender dated of even date herewith (the “Loan Agreement”).

All payments made hereunder shall be made in United States Funds to 2817 E Oakland Park Blvd., 3rd Floor, Fort Lauderdale, FL 33306, or at such other place as the Lender may designate in writing.

Each Maker and endorser jointly and severally waives presentment, demand, protest and notice of protest and all requirements necessary to hold each of them liable as Makers and endorsers. Any failure of the Holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.

Promissory Note
(UPD Holding Corp. | Corey Shader)

It shall be an “Event of Default” under this Promissory Note if: (i) Borrower fails to pay any payment of principal or interest any other amounts due Lender within five (5) days of when due and payable hereunder; (ii) an occurrence a default under the terms of the Loan Agreement following the expiration of any applicable notice, grace or cure period contained therein, or (iii) should be a non-monetary default under this Promissory Note, the Loan Agreement or any other agreement with Lender, and such default continues for a period of thirty (30) days after receiving written notice of such default from Lender; or (iv) Borrower fails to pay in full the outstanding Principal of this Promissory Note, together with all accrued and unpaid Interest, on the Maturity Date, whether occurring on the stated Maturity Date, by acceleration, or otherwise.

Upon the occurrence of any Event of Default, Lender may, at its option, without notice or opportunity to cure, declare the remaining unpaid principal balance of this Promissory Note, together with all accrued and unpaid interest, and all other sums due and owing to Lender, to be immediately due and payable in full, without notice or demand, and Lender may exercise such other rights and remedies as may be available at law or in equity.

If after maturity of this Promissory Note or a default hereunder counsel shall be employed to collect the note, enforce its terms, or otherwise to protect the interests of the Lender, whether by negotiation, trial or appeal, each Maker agrees, jointly and severally, to pay all costs of collection, including all costs and a reasonable attorney’s fees and reasonable attorney’s fee for appeal.

The occurrence of any default under the Loan Agreement shall, at Lender’s option, be a default under this Promissory Note and shall entitle Lender to all remedies following a default as set forth herein and in the Loan Agreement, including but not limited to, acceleration of the entire principal balance and accrued and unpaid interest under the Promissory Note.

Upon the occurrence of an default under this Promissory Note, subject to the limitations relating to the maximum interest allowed to be charged under applicable law herein contained, during the period of any default under the terms of this Promissory Note, the interest rate on the amount due under this Promissory Note shall be at the maximum rate of interest allowed to be charged under applicable law or any greater interest which may be lawfully charged under any amendments to applicable law, or if no such maximum rate is applicable, at the rate of Eighteen Percent (18%) per annum (the “Default Rate”), computed from the date of default and continuing until such default is cured.

In no event shall there be payable as interest, late payment charge or other charge hereunder any amount that would result in interest being payable on the outstanding principal balance at a rate in excess of the maximum rate permitted by applicable law. Solely to the extent necessary to result in such interest not being payable at a rate in excess of such maximum rate, any amount that would be treated as part of such interest under a final judicial interpretation of applicable law shall be deemed to have been a prepayment of principal by Borrower, it being the intention of Lender and of Borrower that such interest not be payable at a rate in excess of such maximum rate.

Each provision of this Promissory Note is intended to be severable and the invalidity or illegality or any portion of this Promissory Note shall not affect the validity or legality of the remainder hereof. In the event of any conflict between the terms of the Loan Agreement and the Note, the terms of this Note shall control. This Promissory Note shall be governed by and construed and enforced in accordance with the laws of the State of Nevada except where preempted by Federal law. Any civil action or legal proceeding arising out of or relating to this Promissory Note shall be brought exclusively in the courts of record of the State of Nevada in Washoe County.

Promissory Note
(UPD Holding Corp. | Corey Shader)

Borrower agrees that the obligation evidenced by this Note is an exempt transaction under the Truth-in-Lending Act, 15 U.S.C. § 1601, et seq. Time is of the essence as to all dates set forth herein.

BORROWER AND LENDER AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER OR BORROWER, ON OR WITH RESPECT TO THIS NOTE OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. LENDER AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Promissory Note at the place specified above and as of the date first above written.

UPD Holding Corp.,
a Nevada corporation

BY:	/s/ Mark Conte
Mark Conte, Chief Executive Officer